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                        Consent of Independent Auditors



We have issued our reports dated May 28, 1998 accompanying the financial statements of Medical Action Industries Inc. appearing in the 1998 Annual Report of the Company to its shareholders and accompanying the schedule included in the Annual Report on Form 10-K for the year ended March 31, 1998 which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

                                                     /s/ Grant Thornton LLP
                                                     Grant Thornton LLP

Melville, New York
October 9, 1998



                                 Exhibit 23.1


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